UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 20, 2005

Allied Waste Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation or jurisdiction)

1-14705	88-0228636

(Commission File Number)	(IRS Employer Identification
Number)

15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona	85260

(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

This Form 8-K/A amends and restates the Form 8-K filed by the Company on May 23, 2005.

On May 20, 2005, the stockholders of Allied Waste Industries, Inc. (the “Company”) approved the 2005 Non-Employee Director Equity Compensation Plan (the “2005 Directors’ Plan”). The 2005 Directors’ Plan amended and restated the 1994 Non-Employee Director Stock Option Plan. The changes increase the number of shares of the Company’s common stock available for grant under the 2005 Directors’ Plan to a total of 2,750,000 shares, and add restricted shares and restricted stock units, or “RSUs,” to the forms of grants that may be made to non-employee directors, in addition to stock options.

The 2005 Directors’ Plan also provides that equity compensation grants to non-employee directors under the 2005 Directors’ Plan, effective May 20, 2005, will consist of: (1) a one-time grant of restricted stock or RSUs having a fair market value of up to $200,000 (or the equivalent value in the form of stock options) upon the initial election of a director to the Board, subject to vesting (at a rate of one-third per year) over three years, and (2) annual grants of restricted stock or RSUs having a fair market value of up to $80,000 (or the equivalent value in the form of stock options), subject to vesting in full after one year.

On May 20, 2005, the Company’s Board of Directors determined that the annual grants made to the Company’s non-employee directors will be in the form of shares of restricted stock and will have a fair market value of $55,000. Accordingly, the Company entered into a restricted stock agreement with each non-employee director to issue 7,006 shares of restricted stock to each director on May 20, 2005. Pursuant to the terms of the 2005 Directors’ Plan, Howard A. Lipson and J. Tomilson Hill have instructed the Company to issue the 7,006 shares of restricted stock that otherwise would have been issued to each of them on May 20, 2005, directly to Blackstone Management Partners III L.L.C., which has the right to designate Messrs. Lipson and Hill to serve as directors of the Company, and on May 20, 2005, the Company entered into a restricted stock agreement with Blackstone Management Partners III L.L.C. to issue such shares. The restricted stock agreements contain customary terms consistent with the 2005 Directors’ Plan.

The Board of Directors also determined that any one-time grants made upon the initial election of a new non-employee director to the Board in 2005 will be in the form of shares of restricted stock and will have a fair market value of $150,000. In addition, the Board of Directors determined that future initial and annual grants under the 2005 Directors’ Plan will be in the same form, and will have the same fair market value, as the grants approved for 2005, unless and until the Board or the Management Development/Compensation Committee authorizes grants to be made in another form or having a different fair market value, in accordance with the terms of the plan. The forms of restricted stock agreement, RSU agreement, and stock option agreement that will be issued to non-employee directors under the 2005 Directors’ Plan were filed as exhibits to Company’s Form 10-Q for the quarter ended March 31, 2005. Similar to the form of restricted stock agreement, the forms of stock option and RSU agreements contain customary terms consistent with the 2005 Directors’ Plan. The Company’s Board of Directors also approved the payment of annual retainers in the amount of $7,500 each to the Chairs of the Board’s Audit, Management Development/Compensation, and Governance Committees.

As previously disclosed by the Company in a Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 25, 2005, Warren B. Rudman notified the Company that he would not stand for reelection to the Company’s Board of Directors at the 2005 Annual Shareholder Meeting, which was held on May 20, 2005. Senator Rudman cited other commitments on his time as a reason for his decision. In connection with Senator Rudman’s departure, and in recognition of his many years of service, the Management Development/Compensation Committee of the Board of Directors extended the exercise period with respect to options previously granted to Senator Rudman under the 1994 Non-Employee Director Stock Option Plan and which are vested and outstanding as of May 23, 2005, from three months to three years from his last date of service as a Director. These options are for a total of 95,000 shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WASTE INDUSTIRES, INC.
Dated: May 26, 2005	By:	/s/ Peter S. Hathaway
Peter S. Hathaway
Executive Vice President and Chief Financial Officer

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